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                                AEGIS INVESTMENT TRUST

                            TRUSTEES' SHARE INCENTIVE PLAN









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                                      ARTICLE I

                                     DEFINITIONS

1.01. ACCELERATION DATE means the earlier of (i) the date that the Board approves a transaction or series of transactions which, if consummated, would result in a Change in Control or (ii) the date that an agreement is entered into with respect to a transaction or series of transactions which, if consummated, would result in a Change in Control.

1.02. ACQUIRING PERSON means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner of securities representing at least thirty percent (30%) of the Company's then outstanding securities entitled to vote generally in the election of the Board.

1.03. ADMINISTRATOR means the Trustee or Trustees who are appointed by the Board to administer the Plan, none of whom may be Participants.

1.04. AFFILIATE means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company, including an entity that becomes an Affiliate after the adoption of this Plan.

1.05. ASSOCIATE, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06. AWARD DATE means the date of the first Board meeting after each annual meeting of the Company's shareholders during the term of the Plan.

1.07.    BOARD means the Board of Trustees of the Company.


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1.08.    CHANGE IN CONTROL means (i) a Person is or becomes an Acquiring
Person; (ii) a Person enters into an agreement that would result in that Person's becoming an Acquiring Person; (iii) at least fifty percent (50%) of the Company's total assets on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission, is sold or transferred (in a single transaction or series of related transactions) to one or more Persons; (iv) the Company is merged, consolidated or reorganized into or with, or effects a statutory share exchange with, another Person, regardless of whether the Company is the surviving or resulting entity after the merger, consolidation, reorganization or statutory share exchange; or
(v) the Continuing Trustees cease for any reason to constitute a majority of the Board.

1.09.    CODE means the Internal Revenue Code of 1986, as amended.

1.10.    COMMON SHARES means the common shares of the Company.

1.11.    COMPANY means AEGIS Investment Trust.

1.12. CONTINUING TRUSTEE means any member of the Board, while a member of the Board and (i) who was a member of the Board immediately following the Company's initial public offering of Common Shares, or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.13. CONTROL AFFILIATE, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990.

1.14. DISABLED means permanently and totally disabled within the meaning of Code Section 22(e)(3).


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1.15.    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended and as in effect from time to time.

1.16. FAIR MARKET VALUE means, on any given date, the current fair market value of a Common Share as determined pursuant to subsection (a), (b) or (c) below.

         (a) While the Company is a Non-Public Company, Fair Market Value shall be determined by the Administrator using any reasonable method in good faith.

         (b) While the Company is a Public Company, Fair Market Value shall be determined as follows: if the Common Shares are not listed on an established stock exchange, the Fair Market Value shall be the reported "closing" price of a Common Share in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Shares are listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of a Common Share reported on that stock exchange or exchanges or, if no sale of Common Shares shall be made on any stock exchange on that day, then the next preceding day on which there was a sale. For purposes of this definition, the term "Public Company" means an entity that has sold securities pursuant to an effective registration statement on Form S-11 filed pursuant to the Securities Act of 1933, as amended and the term "Non-Public Company" means an entity that has never sold securities pursuant to an effective registration statement on Form S-11 filed pursuant to the Securities Act of 1933, as amended.

         (c) Notwithstanding the foregoing, Fair Market Value on the First Award Date shall be the initial public offering price of the Common Shares.


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1.17.    FIRST AWARD DATE means the date that the registration statement relating to the Company's initial public offering of Common Shares is declared effective by the Securities and Exchange Commission.

1.18. FOUNDING TRUSTEE means a Participant who is a member of the Board on the First Award Date.

1.19. OPTION means an option that entitles the holder to purchase Common Shares from the Company on the terms set forth in Article IV of this Plan.

1.20. PARTICIPANT means a member of the Board who is not an employee of the Company or an Affiliate.

1.21. PERSON means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. The term Person does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or by any Related Entity, and any person or entity organized, appointed, or established by the Company or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a Person.

1.22.    PLAN means the AEGIS Investment Trust Trustees' Share Incentive Plan.

1.23. RELATED ENTITY means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Section 1563(a), 414(b) or 414(c).

1.24.    TRUSTEE means a member of the Board of Trustees of the Company.


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                                      ARTICLE II

                                       PURPOSES

    The Plan is intended (i) to assist the Company in recruiting and retaining non-employee Trustees and (ii) to promote a greater identity of interest between Participants and shareholders by enabling Participants to participate in the Company's future success.


                                     ARTICLE III

                                    ADMINISTRATION

    The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of the Plan shall be final and conclusive. No Trustee serving as Administrator shall be liable for any act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.


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                                      ARTICLE IV

                                       OPTIONS

4.01. GRANTS. Each Founding Trustee shall be granted an Option for 5,000 Common Shares on the First Award Date. Each other Participant shall be granted, on the earlier of (i) the first Award Date on which he or she is a member of the Board or (ii) the date that he or she is first elected or appointed to the Board, an Option for 5,000 Common Shares.

4.02. OPTION PRICE AND PAYMENT. The price per share for Common Shares purchased on the exercise of an Option shall be the Fair Market Value on the date that the Option is granted. Payment of the Option price shall be made in cash, cash equivalent acceptable to the Administrator, by the surrender to the Company or attestation of ownership of Common Shares or a combination thereof. If Common Shares are used in payment of the Option price, the Common Shares that are surrendered or that are the subject of attestation must have an aggregate Fair Market Value (determined as of the day preceding the exercise date) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of Common Shares for which the Option is being exercised.

4.03.    EXERCISE.

              (a) Subject to the provisions of Article V and Section 4.03(b), an Option granted under Section 4.01 shall be exercisable with respect to 1,250 Common Shares on the first anniversary of the date on which such Option was granted, provided that the Participant is then a member of the Board, and with respect to an additional 1,250 Common Shares subject to such Option on each of the next three successive anniversaries of the date such Option was granted, provided that the Participant is a member of the Board on the applicable anniversary.


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Except as provided in Section 4.03(b), a Participant shall forfeit his or her
Option to the extent it is not exercisable under the preceding sentence when he or she ceases to serve on the Board.

              (b) Notwithstanding Section 4.03(a), all outstanding Options previously granted under the Plan shall be exercisable, in whole or in part, on an Acceleration Date and shall remain exercisable thereafter in accordance with the terms of this Plan and the applicable Agreement; and an Option held by a Participant who ceases to serve on the Board on account of his or her death or becoming Disabled will become exercisable, in whole or in part, as of the date Participant ceases to serve on the Board. To the extent that an Option has become exercisable in accordance with this Section 4.03(b) or Section 4.03(a), as applicable, it may be exercised whether or not the Participant is a member of the Board on the date or dates of exercise. An Option may be exercised with respect to any number of whole Common Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to the remaining Common Shares subject to the Option. All Options shall be evidenced by agreements that shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt.

4.04. MAXIMUM OPTION PERIOD. The period during which an Option may be exercised shall be ten years from the date of grant. In the event of the Participant's death, the Option may be exercised by the Participant's estate, or by such person or persons who succeed to the Participant's rights by will or the laws of descent and distribution or to whom the Option is transferred pursuant to Section 4.05, following the Participant's death until the expiration of the Option period. Participant's estate or such person or persons may exercise the Option with


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respect to all or part of the number of Common Shares for which Participant could have exercised the Option on the date of his or her death.

4.05. LIMITED TRANSFERABILITY. If requested by a Participant and agreed to by the Administrator, an Option granted under this Plan may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners (each person or entity, a "Permitted Transferee"), on such terms and conditions as may be permitted under Securities and Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that a Permitted Transferee may not transfer the Option except by will or the laws of descent and distribution. Except for other transfers expressly permitted under this Section 4.05, an Option granted under this Plan may be transferred only by will or by the laws of descent and distribution. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

4.06. SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to Common Shares subject to his or her Option until the date of exercise of such Option.

4.07. SHARES SUBJECT TO OPTIONS. Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), Common Shares from its previously authorized but unissued Common Shares.


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                                      ARTICLE V

                     ADJUSTMENT IN AGGREGATE OUTSTANDING OPTIONS
                          UPON CHANGE IN COMMON SHARES AND
                       ADJUSTMENT IN OPTIONS GRANTED THEREAFTER

    The provisions of this Plan shall be revised as the Administrator shall determine to be equitably required in the event that (a) the Company (i) effects one or more share dividends, share split-ups, subdivisions or consolidation of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Administrator, necessitates such action. Any determination made under this Article V by the Administrator shall be final and conclusive.

    The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares that will be issued as of any applicable Award Date or other date of grant specified in this Plan.

                                      ARTICLE VI

                COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

    No Common Shares shall be issued and no certificates for Common Shares shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the


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Company's Common Shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Common Shares issued under the Plan may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Common Shares shall be issued and no certificate for Common Shares shall be delivered under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                     ARTICLE VII

                                  GENERAL PROVISIONS

7.01. UNFUNDED PLAN. The Plan, insofar as it provides for awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Plan. Any liability of the Company to any person with respect to any award to be made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

7.02. RULES OF CONSTRUCTION. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.


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7.03.    NOTICE.  Unless specifically required by the terms of this Plan, notice to the Company's shareholders, the Participants, or any other person or entity of an action by the Board or the Administrator with respect to the Plan is not required before or after such action occurs.

                                     ARTICLE VIII

                                      AMENDMENT

    The Board may amend from time to time or terminate the Plan at any time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment materially changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Options granted under this Plan outstanding at the time such amendment is made.

                                      ARTICLE IX

                                   DURATION OF PLAN

    No Options may be granted under the Plan after December 31, 2007. Options granted and Common Shares awarded during the term of the Plan shall remain in effect in accordance with its terms notwithstanding the expiration or earlier termination of the Plan.


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                                      ARTICLE X
                                EFFECTIVE DATE OF PLAN

    Common Shares may be issued under the Plan on the First Award Date, provided that the Plan has been approved (at a duly held shareholders' meeting at which a quorum is present) by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, or by unanimous consent of the Company's shareholders. Options may be granted under this Plan upon its adoption by the Board, but no Option will be effective or exercisable unless this Plan is approved by shareholders in accordance with the preceding sentence.









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